SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary proxy statement
|X|   Definitive proxy statement - Revised
|_|   Definitive additional materials
|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PROMOTIONS.COM, INC.
                   ------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   ------------------------------------------

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                              PROMOTIONS.COM, INC.

                         11 West 19th Street, 10th Floor
                               New York, NY 10011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 2000

The Annual Meeting of Stockholders (the "Annual Meeting") of Promotions.com, Inc., a Delaware corporation (the "Company"), will be held at Windows on the World, One World Trade Center, 106th Floor, New York, New York 10048 on June 8, 2000 at 9:00 a.m. (New York time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1) To elect two (2) Directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2) To consider and vote upon a proposal to amend to the Company's 1999 Equity Compensation Plan (the "Plan") to increase the number of shares of Common Stock eligible for issuance from 2,000,000 to 3,250,000.

(3) To consider and vote upon a proposal to adopt an Employee StockPurchase Plan (the "Employee Stock Purchase Plan");

(4) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on April 24, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                    By Order of the Board of Directors


                                    /s/STEVEN H. KREIN
                                    ------------------
                                    STEVEN H. KREIN
                                    Chief Executive Officer and
                                    Chairman of the Board of Directors

New York, New York
May 10, 2000

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

            (This page intentionally left blank)

                              PROMOTIONS.COM, INC.

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 8, 2000

This Proxy Statement is furnished to stockholders of record of Promotions.com, Inc., a Delaware corporation (the "Company"), as of April 24, 2000 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 8, 2000 at 9:00 a.m. (New York time) (the "Annual Meeting").

Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the election of the named nominees as Directors of the Company, (ii) "FOR" the approval of the increase in the number of shares of Common Stock available under the Plan, (iii) "FOR" the adoption of the Employee Stock Purchase Plan, and (iv) "FOR" the ratification of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2000, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials), containing the financial statements of the Company for the fiscal year ended December 31, 1999, is being distributed concurrently herewith to stockholders.

The mailing address of the principal executive offices of the Company is 11 West 19th Street, 10th Floor, New York, New York 10011 . This Proxy Statement and the accompanying form of proxy are being mailed on or about May 10, 2000 to the stockholders of the Company entitled to vote at the Annual Meeting.

                                VOTING SECURITIES

The Company has one class of voting securities outstanding, its Common Stock, $0.01 par value per share. Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 1,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"), with such voting rights as may be determined by the Board of Directors providing for such series. The Company does not have current plans to issue any shares of Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on April 24, 2000 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 24, 2000, there were 14,242,569 shares of Common Stock outstanding and held by 66 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class I Directors of the Company to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a Director of the Company.

The By-Laws of Promotions.com, Inc. provide that the Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of the Company's stockholders, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect the Directors.

The Board of Directors currently has five members. Messrs. Daniel J. Feldman and Arnold Greenberg are Class I Directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Mr. Steven H. Krein is a Class II Director whose term expires at the 2001 Annual Meeting (subject to the election and qualification of his successor or to his earlier death, resignation or removal). Messrs. Dirk A. Hall and Kristopher A. Wood are Class III Directors whose terms expire at the 2002 Annual Meeting of Stockholders (in each case subject to the election and qualification of their successors or to their earlier death, resignation or removal).

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS (CLASS I DIRECTORS)

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to the Company by such nominees. Except as indicated the nominees have had the same principal occupation for the last five years.

Daniel J. Feldman, 30, a founder of Promotions.com, has been President since January 1999 and a director since inception. Mr. Feldman served as Vice President of Promotions.com from January 1998 until January 1999. He was Director of Operations from January 1996 to December 1996 and Director of Sales and Marketing from January 1997 to December 1997. Prior to founding Promotions.com, from 1995 through 1996, Mr. Feldman was employed by Law Journal EXTRA!, where he was Director of Product Development. Previously, Mr. Feldman founded Closeout Network, Inc., a directory service for the closeout industry. Mr. Feldman received his B.A. degree in International Business from George Washington University.

Arnold Greenberg, 67, has served as a director of Promotions.com since June 1999. Mr. Greenberg co-founded Snapple Beverages in 1972, and he served as Chief Operating Officer and Vice Chairman of the Board of Snapple until 1994. He is a trustee of Mount Sinai-New York University Medical Center and Health Service and a trustee of the New York University Medical School. Mr. Greenberg is also a director of Volatile Media, a seller of custom compilation music compact discs, and of the Lipper/Lumi High Income Bond Fund, Ltd.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DANIEL J. FELDMAN AND ARNOLD GREENBERG TO SERVE AS DIRECTORS UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCESSORS ARE DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such Director.

CLASS II DIRECTORS (TERM EXPIRES AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS)

Steven H. Krein, 30, a founder of Promotions.com, has been Chief Executive Officer and Chairman of the Board of Directors since January 1999. From inception to January 1999, he served as President and director. Prior to founding Promotions.com, from October 1994 to May 1996, Mr. Krein was Assistant Publisher of Law Journal EXTRA!, an online service for lawyers from American Lawyer Media, Inc. In 1993, Mr. Krein co-founded LINK, an online service for lawyers in Delaware. Mr. Krein received his J.D. degree from Widener University School of Law and his B.A. degree from the University of Maryland.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS)

Dirk A. Hall, 28, has served as a director of Promotions.com since September 1999. Since June 1997, Mr. Hall has served as Portfolio Manager of Citigroup Investments Inc. where he is responsible for the management of venture capital investments for various Travelers insurance companies. From July 1993 to June 1996, Mr. Hall was a member of the

Investment Banking Group at Smith Barney Inc. Mr. Hall received his M.B.A. degree from Harvard Business School and his B.S. degree in Finance and Information Systems from New York University.

Kristopher A. Wood, 28, has served as a director of Promotions.com since September 1999. Mr. Wood has served as Managing Director of XL Ventures, LLC, a venture capital investment firm, since its inception in December 1999 and as a Managing Director of its affiliate XL Ventures, Inc. since its inception in September 1997. From September 1995 to December 1999, Mr. Wood served as Managing Director--Mergers & Acquisitions of Big Flower Holdings, Inc., an advertising, marketing and information services company. From July 1993 to May 1995, Mr. Wood was a member of the Global Finance Group at BT Alex. Brown Incorporated, an investment banking firm. Mr. Wood also serves as a director of About.com, Inc. and numerous private companies. Mr. Wood received his B.S. degree in economics from The Wharton School of the Univerisity of Pennsylvania.

COMMITTEES OF THE BOARD

The Audit Committee of the Board of Directors was established in September 1999 and reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, and the performance of the Company's independent accountants. The Audit Committee also meets with the financial staff to review accounting procedures and reports. The Audit Committee currently consists of Messrs. Arnold Greenberg and Kristopher A. Wood.

The Compensation Committee of the Board of Directors was established in September 1999 to administer the Company's stock option plans. The Compensation Committee also evaluates the Company's compensation policies and provides recommendations to the Chief Executive Officer and the Board of Directors concerning the salaries and incentive compensation of the executive officers of the Company and the Company's other employees and consultants. The Compensation Committee currently consists of Messrs. Arnold Greenberg, Dirk A. Hall and Kristopher A. Wood.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 1999, the Company's Compensation Committee consisted of Messrs. Arnold Greenberg, Dirk A. Hall and Kristopher A. Wood, none of whom is or has been an officer or employee of the Company at any time since the Company's inception. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Hall is affiliated with The Traveler's Insurance Company and Mr. Wood is affiliated with XL Ventures, LLC. The entries, together with Mr. Greenberg, have in the past provided financing to the Company in consideration for the issuance of the Company's securities.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

Since September 1999, the Board of Directors held one meeting. During this period, all of the current Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served. The Compensation Committee held one meeting during 1999. The Audit Committee held one meeting during 1999.

COMPENSATION OF DIRECTORS

Other than reimbursing Directors for customary and reasonable expenses of attending Board of Directors or Committee meetings, the Company does not currently provide cash compensation to its directors.

On September 29, 1999, the closing of the Company's initial public offering, each non-employee director of Promotions.com was granted an option to purchase 16,000 shares of the Company's Common Stock at $14, the offering price of the Company's Common Stock in its initial public offering. Thereafter, each individual who first becomes a non-employee member of the Board of Directors will be granted an option to purchase 16,000 shares of Common Stock on the date the individual joins the Board of Directors, at an exercise price equal to the fair market value on the grant date, provided the individual has not previously been employed by the Company. In addition, on the date of each annual stockholders' meeting, including this Annual Meeting, each non-employee member of the Board of Directors who is to continue to serve on the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting of stockholders, will automatically be granted an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value on the grant date, pro-vided the individual has served as a non-employee member of the Board of Directors for at least six months. Accordingly, Mr. Arnold Greenberg, if re-elected to the Board of Directors, and all continuing non-employee directors will receive an options grant of 5,000 shares at an exercise price equal to the fair market value on the date of this Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

The executive officers as of March 31, 2000 were as follows:


NAME                                              AGE                                  POSITION
------                                            ---                                  ---------
Steven H. Krein ......................             30             Chairman of the Board of Directors and Chief Executive Officer
Daniel J. Feldman ....................             30             President and Director
Wolf B. Boehme .......................             39             Chief Operating Officer
Christopher F. Bragas ................             40             Vice President, Promotions.com Custom Solutions
Thomas E. Brophy .....................             33             Vice President of Finance and Chief Financial Officer
Steven K. Caputo .....................             44             Vice President, Promotions.com Client Services
Kenneth J. Grosso ....................             32             Vice President, Partnership Development
Alfonzso Holmes ......................             35             Chief Technology Officer
Joseph Lamport .......................             42             Vice President, Strategic Planning
Robert D. Rathbun ....................             44             Vice President, Business Development
Jane C. Weber ........................             46             Vice President, Promotions.com Direct

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Wolf B. Boehme has been Chief Operating Officer since January 2000. From November 1998 to December 1999, Mr. Boehme served as Chief Operating Officer of Xceed, Inc., an Internet services company. Prior to joining Xceed, Mr. Boehme served as an Executive at Bloomberg Financial Markets where he was responsible for managing the Company's financial operations. Mr. Boehme received his B.A. degree in science, technology & society from Vassar College.

Christopher F. Bragas has been Vice President, Promotions.com Custom Solutions (formerly, Integrated Promotions) since July 1999. From September 1998 to July 1999, Mr. Bragas served as Vice President of Finance and Chief Financial Officer of the Company. Prior to joining Promotions.com, Mr. Bragas was the Senior Vice President of Finance at Don Jagoda Associates, Inc., an international promotions agency. From July 1981 through August 1989, Mr. Bragas was in public accounting, serving with PricewaterhouseCoopers LLP from February 1983 to July 1988. Mr. Bragas is a CPA and received his B.S. degree from State University of New York at Oneonta.

Thomas E. Brophy has been Vice President of Finance and Chief Financial Officer since July 1999. From April 1999 to July 1999, Mr. Brophy served as Controller of the Company. From November 1994 through March 1999, Mr. Brophy held the positions of Chief Financial Officer and Vice President of Finance at Health Partners, Inc., a healthcare company based in Connecticut. From January 1989 through November 1994, Mr. Brophy held various auditing positions at Deloitte & Touche, LLP, including Audit Manager from August 1993 through November 1994. Mr. Brophy is a CPA and received his B.S. degree in accounting from the University of Connecticut.

Steven K. Caputo has been Vice President, Promotions.com Client Services (formerly, Partnership Services and Promotions) since June 1999. From February 1997 to June 1999, Mr. Caputo served as Executive Vice President and General Manager of Promotion Development Group, Inc., a New York promotion agency. From June 1990 to January 1997, Mr. Caputo was Senior Vice President of Account Services at Don Jagoda Associates, Inc. From May 1989 to May 1990, Mr. Caputo was Director of Account Services at Sims Freeman O'Brien (Omnicom Group). Mr. Caputo received his B.A. degree from Adelphi University.

Kenneth J. Grosso joined the Company in August 1997 as Director of Sales. Mr. Grosso has served as Vice President, Partnership Development, responsible for sales, since May 1998. From 1992 to 1997, Mr. Grosso was employed with KPMG, L.L.P., as an audit manager. Mr. Grosso founded Zonk Productions, a New York promotions company, in 1994 and served as its President through 1996. Mr. Grosso is a C.P.A. and received his B.A. degree in accounting from Pace University.

Alfonzso Holmes joined the Company in August 1997 as Director of Systems Architecture and was Vice President of Technology from January 1998 until May 1998. In March 1999, Mr. Holmes returned to the Company as Chief Tech-nology Officer. From October 1998 to March 1999, Mr. Holmes was employed by Advanced Solutions Inc. as Vice President of Technology Development. From 1995 to 1997, Mr. Holmes was Director of Technology at Comedy Central, a subsidiary of Viacom and Time Warner/HBO. Prior to that time, Mr. Holmes was employed by Communications Workers of America in various positions, including application developer, network administrator and director of operations. Mr. Holmes has over 14 years of technology experience. Mr. Holmes received his B.A. degree in English from West Virginia University.

Joseph Lamport has been Vice President, Strategic Planning (formerly, Product Development) since September 1998. From 1992 to 1998, Mr. Lamport served as Publisher of Law Journal EXTRA! for American Lawyer Media, Inc. During his tenure, Mr. Lamport established and served as publisher of both Counsel Connect, an online interactive service for lawyers, and Law Journal EXTRA! From 1987 to 1992, Mr. Lamport was an attorney with the law firm Cleary, Gottlieb, Stern and Hamilton. Mr. Lamport received his J.D. degree from Cardozo Law School and his B.A. degree from Yale University. Mr. Lamport served as a director of Webstakes.com from its inception in January 1996 until June 1999.

Robert D. Rathbun joined the Company in August 1999 as Vice President, Business Development. Prior to joining the Company, Mr. Rathbun served as Vice President of Business Development and Strategic Planning at PCFlowers.com from February 1999 to July 1999 and Vice President of Marketing and Business Development at Cyberian Outpost from September 1995 to February 1999. From 1993 to August 1995, Mr. Rathbun was President and Executive Director of Camp Sloane, Inc. Prior to 1993, Mr. Rathbun worked for several entities in business development and communication capacities. Mr. Rathbun received his B.A. degree in Journalism from Washington and Lee University.

Jane C. Weber has been Vice President, Promotions.com Direct (formerly, Direct Marketing) since June 1999. Ms. Weber joined the Company in September 1997 as Direct Marketing Account Manager, and was promoted to Director of Strategic Development in February 1998. From 1994 to 1997, Ms. Weber served as Product Manager at The Reader's Digest Association and, from 1990 to 1994, she held various direct marketing positions at International Masters Publishers, Inc. Ms. Weber received her M.B.A. degree from the University of Connecticut and her B.A. degree from Oral Roberts University.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation received in 1999, 1998 and 1997 by the Company's Chief Executive Officer and by the other four most highly compensated executive officers who served as executive officers as of December 31, 1999 and whose salary exceeded $100,000 in 1999 (together, the "Named Executive Officers"). No other individual who would have otherwise been included in the table resigned during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-term
                                                                                              Compensation
                                                                          Annual                 Awards
                                                                     Compensation (1)            Shares
Name and                                                       ----------------------------    Underlying      All Other
Principal Position                                  Year         Salary           Bonus          Options      Compensation
------------------                                  -----      ----------      -------------  -------------   -------------
Steven H. Krein ...........................         1999        $171,250        $307,100(2)      125,000              --
  Chief Executive Officer                           1998         131,250              --              --              --
                                                    1997          75,282              --              --              --

Daniel J. Feldman .........................         1999         148,750         285,568(2)      125,000              --
  President                                         1998          93,750              --              --              --
                                                    1997          61,139              --              --              --

Kenneth J. Grosso .........................         1999         140,590              --          60,000          42,514(3)
  Vice President of                                 1998          77,542              --          30,000          18,970(3)
  Partnership Development                           1997          21,261              --              --              --

Christopher F. Bragas .....................         1999         126,625          51,000         105,000              --
  Vice President of                                 1998          37,083              --              --              --
  Integrated Promotions                             1997              --              --              --              --

Joseph Lamport ............................         1999         137,500          70,000          62,000              --
  Vice President of                                 1998          17,500              --              --              --
  Product Development                               1997              --              --              --              --

----------
1. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), other compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisities and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Officers in 1999.

2. Includes $175,000 bonus paid upon completion of initial public offering. Also includes $32,100 and $10,568 for Messrs. Krein and Feldman, respectively, for salary earned in 1998 for which payment was deferred until 1999.

3.    Consists solely of sales commissions.

OPTION GRANTS IN LAST YEAR

The following table sets forth certain information regarding options granted to the Named Executive Officers during 1999. The Company has not granted any stock appreciation rights.

                                INDIVIDUAL GRANTS

                                                                                                    Potential Relizable
                                                                                                          Value at
                                                        % Of Total                                    Assumed Annual
                                        Number of         Options                                         Rates of
                                       Securities         Granted                                    Stock Appreciation
                                       Underlying           to                                       For Option Term (2)
                                         Options         Employees    Exercise     Expiration     ------------------------
Name                                     Granted        In 1999 (1)     Price         Date           5%             10%
------                                 -----------      -----------   --------     ----------       ---             ---
Steven H. Krein ...............         63,000(4)          3.3%        $ 6           6/01/09      $237,722       $602,434
                                        62,000(5)          3.2%        $ 6           6/14/09      $233,949       $592,872
Daniel J. Feldman .............         63,000(4)          3.3%        $ 6           6/01/09      $237,722       $602,434
                                        62,000(5)          3.2%        $ 6           6/14/09      $233,949       $592,872
Kenneth J. Grosso .............         10,000(3)           .5%        $14.96        1/02/09      $ 94,083       $238,424
                                        25,000(6)          1.3%        $ 6           6/14/09      $ 94,334       $239,061
                                        25,000(7)          1.3%        $14           9/21/09      $220,113       $557,810
Christopher F. Bragas .........         20,000(3)          1.0%        $14.96        1/02/09      $188,165       $476,848
                                        20,000(8)          1.0%        $ 6           6/01/09      $ 75,467       $191,249
                                        25,000(6)          1.3%        $ 6           6/14/09      $ 94,334       $239,061
                                        40,000(9)          2.0%        $ 7.33       11/05/09      $184,391       $467,285
Joseph Lamport ................         62,000(6)          3.2%        $ 6           6/14/09      $233,949       $592,872

--------
(1) During 1999, the Company granted employees options to purchase an aggregate of 1,904,087 shares of Common Stock.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(3) These options become exercisable with respect to one-fourth of the shares indicated on January 2 in each of 2000, 2001, 2002 and 2003.

(4) These Options become exercisable with respect to one-half of the shares indicated on June 14 in each of 2000 and 2001.

(5) One-half of these options are exercisable. The remaining one-half will become exercisable on June 14, 2000.

(6) These options become exercisable with respect to one-fourth of the shares indicated on June 14 in each of 2000, 2001, 2002 and 2003.

(7) One-half of these options are exercisable. The remaining one-half will become exercisable with respect to one-fourth of the shares indicated on September 21 in each of 2000 and 2001.

(8) These options become exercisable with respect to one-forth of the shares indicated on June 1 in each of 2000, 2001, 2002 and 2003.

(9) These options become exercisable with respect to one-forth of the shares indicated on May 1 in each of 2000, 2001, 2002 and 2003.

OPTIONS EXERCISED AND YEAR-END VALUES

The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 1999 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                        Number of Securities        Value of Unexercised
                                         Shares                              Underlying                 In-the-money
                                        Acquired                       Unexercised Options at            Options at
                                           On             Value           December 31, 1999          December 31, 1999
Name                                    Exercise        Realized     Exercisable   Unexercisable  Exercisable Unexercisable
------                                  --------        ---------    -----------   -------------  ----------- -------------
                                           (1)                                                        (2)          (2)
                                           ---                                                        ---          ---
Steven H. Krein ..................           --            --           31,000         94,000      $426,250     $1,292,500
Daniel J. Feldman ................           --            --           31,000         94,000      $426,250     $1,292,500
Kenneth J. Grosso ................           --            --           20,000         70,000      $199,158      $ 845,303
Christopher F. Bragas ............           --            --               --        105,000            --     $1,211,350
Joseph Lamport ...................           --            --               --         62,000            --      $ 852,500


----------
1.  The Named Executive Officers did not exercise any options in 1999.

2. These values have been calculated on the basis of the closing price on December 31, 1999 of $19.75 per share, determined on the basis of the closing market price per share of Common Stock on the Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of our common stock as of March 31, 2000 by: (i) each person or entity who beneficially owns more than 5% of our stock, (ii) each of our directors and director nominees, (iii) our Named Executive Officers; and (iv) all executive officers and directors as a group. A total of 14,241,244 shares of Promotions.com, Inc. common stock were issued and outstanding on March 31, 2000.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address of each person named in the table below is care of Promotions.com, Inc., 11 West 19th Street, New York, New York 10011.

                                                       Shares Beneficially Owned
                                                       -------------------------
Directors, Named Executive Officers
and 5% Stockholders                                     Number         Percent
-------------------------------------                  ---------       --------
Steven H. Krein(1) ...............................     1,868,500        13.1%
Daniel J. Feldman(2) .............................     1,868,500        13.1%
At Home Corporation(3) ...........................     1,166,667         8.2%
XL Ventures Fund I, LLC(4) .......................     1,166,667         8.2%
Kristopher Wood(5) ...............................     1,166,667         8.2%
The Travelers Insurance Company(6) ...............       833,333         5.9%
Dirk A. Hall(7) ..................................       833,333         5.9%
Invesco Private Capital Inc.(8)(9) ...............       691,667         4.9%

Joseph Lamport ...................................       588,000         4.1%
Arnold Greenberg(10) .............................       166,667         1.2%
Christopher F. Bragas(12) ........................        16,000          .1%
Kenneth J. Grosso(13) ............................        25,164          .2%
All executive officers and directors
  as a group (14 persons)(11) ....................     6,606,570        46.4%

----------

(1) Includes 311,866 shares held in trust. Also includes 165,000 shares owned by Mister, L.P., of which Mr. Krein is the general partner, and options to purchase 31,000 shares of common stock which are exercisable within 60 days of March 31, 2000. Also includes 367,500 shares held in trust by Mr. Feldman. Mr. Krein serves as a trustee of such trust and shares investment power with Mr. Feldman. Mr. Krein disclaims beneficial ownership of the shares held in trust by Mr. Feldman.

(2) Includes 311,866 shares held in trust. Also includes 165,000 shares owned by DJF Enterprises, L.P., of which Mr. Feldman is the general partner, and options to purchase 31,000 shares of common stock which are exercisable within 60 days of March 31, 2000. Also includes 367,500 shares held in trust by Mr. Krein. Mr. Feldman serves as a trustee of such trust and shares investment power with Mr. Krein. Mr. Feldman disclaims beneficial ownership of the shares held in trust by Mr. Krein.

(3)   The address of At Home Corporation is 450 Broadway Street, Redwood, CA
      94063.

(4) The address of XL Ventures Fund I, LLC is 1105 North Market Street, Suite 1300, Wilmington, DE 19899.

(5) Represents 1,166,667 shares held by XL Ventures Fund I, LLC. Mr. Wood is managing director of XL Ventures, Inc., an affiliate of XL Ventures Fund I, LLC. Mr. Wood disclaims beneficial ownership of these shares.

(6) The address of The Travelers Insurance Company is 399 Park Avenue, New York, NY 10022.

(7) Represents 833,333 shares held by The Travelers Insurance Company. Mr. Hall is Portfolio Manager of Citigroup Investments, the parent company of The Travelers Insurance Company. Mr. Hall disclaims beneficial ownership of these shares.

(8) The address of Invesco Private Capital, Inc. is 1166 Avenue of the Americas, New York, NY 10036.

(9) Includes 691,667 shares over which Invesco Private Capital Inc. has discretionary authority for five accounts, including dispositive and voting control. Invesco Private Capital Inc. disclaims beneficial ownership of these shares.

(10) These shares are owned by the Greenberg Family Fund LLC for which Mr. Greenberg serves as manager.

(11) Includes options to purchase 154,803 shares of common stock, which are exercisable within 60 days of March 31, 2000. Also includes 1,166,667 shares held by XL Ventures Fund I, LLC, with respect to which Mr. Wood disclaims beneficial ownership, and 833,333 shares held by The Travelers Insurance Company, with respect to which Mr. Hall disclaims beneficial ownership.

(12) Includes options to purchase 15,000 shares of common stock, which are exercisable within 60 days of March 31, 2000.

(13) Includes options to purchase 23,464 shares of common stock, which are exercisable within 60 days of March 31, 2000.

CERTAIN TRANSACTIONS

In June 1999, the Company entered into a two-year agreement with Excite under which Excite agreed to promote webstakes.com through ad banner placements and links to webstakes.com and its promotions on Excite.com, WebCrawler.com and Classifieds2000.com. As part of this agreement, we received a guarantee of a total number of impressions per year. The fee paid to Excite under this agreement was $5.6 million. At Home Corporation, the parent company of Excite, is one of the Company's principal stockholders.

In June 1999, the Company entered into a services agreement, which was subsequently amended in December 1999, with MatchLogic, Inc., a wholly owned subsidiary of Excite, pursuant to which MatchLogic provides the Company with ad serving and targeting, data processing, analysis and enhancement services. In December 1999, in connection with the amendment of the services agreement entered into in June, 1999, the Company entered into a separate agreement with MatchLogic for email data services. The terms of the agreements are two years. The total fees paid to MatchLogic under the agreements were $13.1 million.

In June 1999, in a private placement transaction the Company issued shares of class B mandatorily redeemable convertible preferred stock to a group of investors, including At Home Corporation, XL Ventures, a subsidiary of Big Flower Holdings, and Travelers, for an aggregate purchase price of $40.0 million. Upon completion of the Company's initial public offerings, such shares of preferred stock converted into 6,666,668 shares of common stock.

The Company entered into letter arrangements with each of Messrs. Steven H. Krein and Daniel J. Feldman in June 1999 regarding their employment as Chief Executive Officer and President, respectively. If either of Messrs. Steven H. Krein or Daniel J. Feldman is terminated for any reason other than for cause, the letter agreements provide that they are entitled to a severance payment equal to one year of their base salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements were complied with on time, except for the initial Form 3 filings for directors and executive officers, with the exception of Mr. Boehme, and one late Form 4 filing by Ms. Weber.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1999.

General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary (ii) cash bonus payment and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1999 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

      -- BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

      -- BONUS. Under special circumstances, the Compensation Committee has the discretion to pay cash bonuses to executive officers based on both individual performance as well as performance of the company when predetermined performance goals are met or exceeded. Bonuses are determined and paid annually.

      -- LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four or five year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 990,050 shares of Common Stock were granted to executive officers in 1999.

Ceo Compensation. The plans and policies discussed above were the basis for the 1999 compensation of the Company's Chief Executive Officer, Mr. Steven H. Krein. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Krein received a base salary of approximately $175,000 and a bonus of $100,000 (excluding IPO bonus) for fiscal year 1999. Since September 1999, no new stock options were granted to Mr. Krein; he currently holds a total of 125,000 unexercised stock options.

Compliance With Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 2000 will exceed the $1 million limit per officer.

                           THE COMPENSATION COMMITTEE

                                Arnold Greenberg
                                  Dirk A. Hall
                               Kristopher A. Wood

PERFORMANCE GRAPH

The following graph compares the quarterly change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on September 24, 1999 (the initial public offering of the Company's Common Stock) and ending on December 31, 1999 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends (if any) for the measurement period, assuming dividend interest, and (B) the excess of the Company's share price at the end of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market--U.S. Index and a self-constructed peer group index.

                COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN*
           AMONG PROMOTIONS.COM, INC., THE NASDAQ STOCK MARKET (U.S.)
                           INDEX AND A PEER GROUP (1)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

     DATE          PRMO**       NASDAQ     PEER GROUP (1)

24-Sep-1999      100.0000     100.0000      100.00001
30-Sep-1999         77.17      100.209       85.01324
31-Dec-1999      171.7391     148.4924       324.6655

----------

* Assumes $100 invested on September 24, 1999 in stock or index, including reinvestment of dividends.

**    The Nasdaq trading symbol of Promotions.com was IWIN prior to February 2,
      2000.

(1) The Peer Group consists of the following companies: Cybergold, Inc., Freeshop.com, Inc., Mypoints.com, Inc., Netcentives Inc. and Netcreations, Inc.

                                   PROPOSAL 2
            APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER PLAN

The Company's stockholders are being asked to approve an amendment to the Company's 1999 Equity Compensation Plan that will increase the number of shares of Common Stock available for issuance by 1,250,000 shares.

The Company adopted the Plan on June 8, 1999. The amendment to the Plan that is the subject of this Proposal was adopted by the Board on May 1, 2000, subject to stockholder approval at the 2000 Annual Meeting.

The Board believes the amendment is necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the Plan in order to allow the Company to attract and retain the services of key individuals essential to the Company's long-term growth and success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

The following is a summary of the principal features of the Plan as amended. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in New York, New York.

1999 EQUITY COMPENSATION PLAN

The Plan provides for grants of incentive stock options, nonqualified stock options and restricted stock to designated employees, advisors and consultants, and to non-employee directors. The Compensation Committee of the Board has the authority to administer and interpret the Plan. The Compensation Committee has the sole authority to determine the type, size, and terms of the grants, including the individuals to whom grants shall be made.

SHARE RESERVE

At present, a total of 3,250,000 shares of Common Stock have been reserved in the aggregate by the Board of Directors for issuance over the term of the Plan. Such share reserve consists of (i) the 2,000,000 shares initially reserved for issuance under the Plan, plus (ii) the additional increase of 1,250,000 shares of Common Stock which forms part of this Proposal.

No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year.

The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

Should an option expire, be cancelled, forfeited, exchanged or terminated prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable under the Plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

Officers and other employees of the Company and its subsidiaries (whether now existing or subsequently established), non-employee members of the Board and consultants and independent advisors of the Company and its parent and subsidiaries, so long as they render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction, will be eligible to participate in Plan.

Presently, 11 executive officers, three non-employee Board members and approximately 148 other employees and consultants are eligible to participate in the Plan.

VALUATION

The fair market value per share of Common Stock on any relevant date under the Plan will be the mean of the high and low price per share on that date on the Nasdaq National Market. On March 31, 2000, the fair market value per share determined on such basis was $9.25.

TYPE OF OPTION, PRICE AND TERM

Incentive stock options may be granted only to employees. Non-qualified stock options may be granted to employees, non-employee directors, consultants and advisors. The exercise price of an option is determined by the Compensation Committee but in no event can the exercise price of an incentive stock option be less than the fair market value of a share of common stock on the date the incentive stock option is granted. The exercise price of an incentive stock option granted to an employee who owns more than 10% of the Common Stock may not be less than 110% of the fair market value of a share of common stock on the date of grant.

The Compensation Committee determines the term of each option, up to a maximum of ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant.

The Compensation Committee shall determine the number of shares of restricted stock granted to a participant. Grants of restricted stock may be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee determines in its sole discretion.

TERMINATION OF SERVICE

Upon cessation of service for reasons other than termination for cause, or resignations or removal from the Board of Directors, the optionee or his or her estate will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Compensation Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

ACCELERATION

In the event of a change of control, whether by merger, consolidation, share exchange, division or asset sale in which the stockholders no longer hold a majority of the total voting power of the Company any surviving, consulting or requiring corporation, unless the Compensation Committee determines otherwise, all outstanding options shall immediately vest, and the restrictions on all outstanding restricted stock shall immediately lapse.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company. Upon the occurrence of an event where the Company is not the surviving entity or where it survives only as a subsidiary of another entity, unless the Board determines otherwise, all outstanding grants shall be assumed by or replaced with comparable options or stock by the surviving corporation. In addition, the Compensation Committee may require that grantees surrender their outstanding options in exchange for payment by the Company, in cash or common stock, at an amount equal to the amount by which the then fair market value of the shares of common stock subject to the grantee's unexercised options exceeds the exercise price of those options and/or after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options.

SPECIAL TAX ELECTION

The Compensation Committee may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax withholding liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Compensation Committee may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

The Board may amend or modify the Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Plan at any time, and the Plan will in all events terminate on June 7, 2009.

STOCK AWARDS

The table below shows, as to the Company's Chief Executive Officer and the other executive officers who served as executive officers during the year ended December 31, 1999 named in the Summary Compensation Table and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Plan from January 1, 1999 through March 31, 2000, together with the weighted average exercise price payable per share.

                                 OPTION AWARDS

                                                                    Weighted
                                                      Number of     Average
                                                       Option       Exercise
Name                                                   Shares         Price
------                                               ----------     ---------
Chief Executive Officer:
Steven H. Krein ................................       125,000      $    6.00
Executive Officers:
Daniel J. Feldman ..............................       125,000      $    6.00
Kenneth J. Grosso(1) ...........................        50,000      $   10.00
Christopher F. Bragas(2) .......................        40,000      $    7.33
Joseph Lamport .................................        62,000      $    6.00
All current executive officers as
  a group (11 persons) .........................       783,000      $    9.59
All current non-employee directors
  as a group (3 persons) .......................        48,000      $   14.00
All employees, including current officers
  who are not executive officers as
  a group (127 persons)(3) .....................       954,227      $   11.99

----------

(1) Does not include options to purchase 10,000 shares at a weighted average exercise price of $14.96 granted in 1999 under a previous plan.

(2) Does not include options to purchase 65,000 shares at a weighted average exercise price of $8.75 granted in 1999 under a previous plan.

(3) Includes options to purchase 9,500 shares of Common Stock which were subsequently cancelled upon the optionees' termination of service.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an stock incentive option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition", the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive shock option is paid with shares of the Company's Common Stock. If shares of the Company's Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitIed to a corresponding deduction in the same amount for compensation paid.

Nonqualified Stock Options. Subject to the next two succeeding sentences, an optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonqualified stock option. The Internal Revenue Service is studying, and will not issue rulings regarding, the federal income tax consequences of a grant of nonqualified stock options where the option price is below the fair market value of the shares at the time of grant. Depending upon the results of the study, the Service may disagree with the tax consequences as described where the option price is below the fair market value of the shares on the date of grant.

Upon the exercise of a nonqualifled stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonqualified stock option is paid in whole or in part with shares of the Company's Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonqualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

There is no published authority directly addressing the Federal income tax consequences of certain aspects of transferring nonqualified stock options, and the following statements of the probable tax consequences are based on the Company's interpretation of present law. An optionee should not recognize any taxable income for Federal income tax purposes upon transfer of a nonqualifled stock option by gift. Upon the exercise of a nonqualifled stock option by the transferee, the optionee should be treated as receiving compensation, which is subject to tax withholding, even though the nonqualifled stock option is exercised by a transferee rather than an optionee.

The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Restricted Shares. An awardee of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, a grantee may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Other Tax Matters. The exercise by an awardee of a stock option or the lapse of restrictions on restricted shares following the occurrence of a Change of Control under the Plan, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of the Company's Common Stock resulting from such exercise or, in the case of restricted shares, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of restricted shares to any employee if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company (or acts in that capacity) or is among the four highest compensated officers for that tax year (other than the Chief Executive Officer) for whom total compensation is required to be reported to shareholders under the Exchange Act, if the total compensation paid to such employee exceeds $1,000,000.

ACCOUNTING TREATMENT

Option grants under the Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-dilluted basis.

Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, as subsequently modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

                                NEW PLAN BENEFITS

Presently, no stock options have been granted, and no shares of Common Stock have been issued, on the basis of the share increase which is the subject of this Proposal. On the date of the Annual Meeting, options to purchase 5,000 shares of Common Stock will be granted to each of Messrs. Greenberg, Hall and Wood.

                              STOCKHOLDER APPROVAL

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 1,250,000 share increase to the share reserve under the Plan will not be implemented. The Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan has been issued.

The Board believes that it is in the best interests of the Company to implement a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.


                                   PROPOSAL 3
              APPROVAL OF ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved for submission to the Company's stockholders the Promotions.com, Inc. Employee Stock Purchase Plan (the "Plan"). If approved by the stockholders, the Plan provides eligible employees (defined below) with an opportunity to purchase the Company's Common Stock at a discount through payroll deductions. The Plan is intended to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, thereby helping eligible employees provide for their future security and encouraging them to remain in the employment of the Company or a participating subsidiary. The Board believes the Plan will advance the interests of the Company and its stockholders by increasing the proprietary interests of employees in the Company's long-term success and more closely aligning the interests of employees with the Company's stockholders. The substance and effect of certain provisions of the Plan are described below. The following discussion is qualified in its entirety by reference to the text of the proposed Plan.

SHARES RESERVED FOR THE PLAN

The aggregate number of shares of Common Stock which may be purchased or issued under the Plan shall not exceed 1,000,000 shares, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding shares of Common Stock. Any such adjustment will be made by the Board. Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, reacquired shares or any combination thereof.

ELIGIBLE EMPLOYEES

Employees of the Company (or a participating subsidiary of the Company) are eligible to participate in the Plan on the first day of the Purchase Period following the employee's hire date. Approximately 180 Company employees will be eligible to participate as of July 1, 2000, the expected start date of the Plan. No employee will be eligible to participate in the Plan during a Purchase Period if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the Plan and any outstanding stock options, would exceed 5% of the voting power or value of the Company's outstanding stock.

MATERIAL FEATURES OF THE PLAN

It is anticipated that there will be semi-annual 6-month Purchase Periods for the purchase of Common Stock under the Plan. Each Purchase Period will begin on January 1 or July 1 and end on the following June 30 or December 31, as the case may be, with the first Purchase Period under the Plan to begin on July 1, 2000 and end on December 31, 2000. The Board has the power to change the number or duration of the Purchase Periods, but no Purchase Period may be longer than 27 months. Each Purchase Period will consist of one six-month accumulation period and one purchase date.

The price at which Common Stock is sold to participating employees under the Plan is the lesser of (a) 85% of the fair market value of Common Stock on the first day of the Purchase Period (the date of grant of the option to purchase under the Plan), or (b) 85% of the fair market value of Common Stock on the last day of the Purchase Period (the date of exercise of the option to purchase under the Plan). Fair market value for this purpose will generally be the mean between the publicly reported high and low sales prices per share of the Common Stock for the date as of which fair market value is to be determined. On March 31, 2000, the fair market value of a share of Common Stock, as so computed, was $9.25.

Payment for Common Stock purchased under the Plan will be made by authorized payroll deductions from a participating employee's eligible compensation. Eligible employees may elect to participate in the Plan during any Purchase Period by filing a payroll deduction authorization form before the first day of the Purchase Period or such other enrollment deadline as is established by the Board. A participant may contribute by payroll deduction to a deposit account up to 10% of his or her total compensation payable during a Purchase Period. No interest will be credited to participants' accounts. An employee may elect to increase, decrease or suspend payroll deductions, provided that any increase or decrease (other than a suspension) will not be effective until the beginning of the following Purchase Period.

On the last day of each Purchase Period, all contributions credited to a participating employee's account will be used to purchase a number of whole shares of Common Stock equal to the balance in the account divided by the purchase price set forth above. The Company shall cause a stock brokerage account to be maintained for each participant to reflect the shares of Common Stock purchased under the Plan by each participant.

The maximum number of shares which may be purchased for any employee for any Purchase Period is limited to the lesser of (a) $25,000 divided by the fair market value of a share of Common Stock as of the first day of the Purchase Period or (b)(1) 10% of the employee's regular compensation for the 6 months preceding the first day of the Purchase Period, divided by (2) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period. Any amount not applied to the purchase of shares because of these limitations will be refunded to the employee. All funds received by the Company from the sale of Common Stock under the Plan may be used for any corporate purpose.

If the aggregate number of shares of Common Stock desired to be purchased in any Purchase Period by participants exceeds the number of shares then available under the Plan, the shares available will be allocated among the employee participants in proportion to their contributions during the Purchase Period, provided that any such allocation shall comply with the requirements of Section 423 of the Internal Revenue Code.

The contributions of a participating employee under the Plan will terminate as of the date on which an employee (i) elects to revoke his or her payroll deduction contribution for a Purchase Period, (ii) ceases to be employed by the Company, (iii) dies, (iv) ceases to receive compensation for the remainder of a Purchase Period, or (v) to the extent required by law or regulation, receives a hardship distribution under a tax-qualified section 401(k) plan sponsored by the Company or an affiliate. In such event, other than for the cessation of contributions due to death or termination of employment, shares will be purchased for the employee participant at the end of the Purchase Period, and payment of any funds remaining in the account after such purchase shall be payable to the employee as soon as administratively feasible. In the case of death, shares will be purchased on behalf of the deceased employee at the end of the Pur-chase Period by the participating employee's designated beneficiary or, if none, the participating employee's estate. In the event a participating employee ceases to be employed by the Company, any funds remaining in his or her account on the date of termination of employment will be returned to him or her as soon as administratively feasible. In the event that a participating employee revokes his or her payroll deduction election, the employee participant may also elect at any time prior to the last trading day of the Purchase Period to have any funds remaining in his or her account paid to him or her.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal United States federal income tax consequences under present law of the purchase of shares of Common Stock under the Plan and certain dispositions of shares acquired under the Plan.

For Federal income tax purposes, participants in the Plan are viewed as having been granted a stock option on the first day of a Purchase Period and as having exercised the stock option by the automatic purchase of shares under the Plan on the last day of the Purchase Period. A participant will not recognize taxable income either at the time of grant of the option (that is, the first day of a Purchase Period) or on the date of exercise of the option (that is, the last day of a Purchase Period). As described below, a participant will generally recognize taxable income only upon disposition of Common Stock acquired under the Plan or upon death.

With limited exceptions including a disposition upon death, if a participant disposes of shares of Common Stock acquired under the Plan by sale, gift or otherwise within the later of two years from the first day of the Purchase Period during which the shares were acquired or within one year from the last day of such Purchase Period (that is, makes a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last day of such Purchase Period exceeded the purchase price of the shares. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

With limited exceptions, if the participant disposes of shares of Common Stock acquired under the Plan more than two years after the first day of the Purchase Period during which the shares were acquired and more than one year after the last day of such Purchase Period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of such Purchase Period. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized and any loss recognized will be a capital loss.

If the participant still owns the shares of Common Stock acquired under the Plan at the time of the participant's death, regardless of the period for which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of the Purchase Period during which the shares were acquired will constitute ordinary income in the year of death.

The Company or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the Plan is allowed by the Company or one of its subsidiaries.

PLAN ADMINISTRATION AND TERMINATION

The Board shall administer the Plan on behalf of the Company. The Board may delegate any or all of the administrative functions under the Plan to one or more committees consisting of members of the Board or other persons if such persons are employees of the Company as it considers appropriate. The Board or its designated committee may adopt rules and procedures not inconsistent with the provisions of the Plan for its administration. The Board's or its designated committee's interpretation and construction of the Plan is final and conclusive. The Board of Directors may amend, suspend or terminate the Plan at any time and without notice. Except as to anti-dilution adjustments, any increase in the number of shares to be issued under the Plan shall be subject to approval by a vote of the Company's stockholders. In addition, any other amendment of the Plan is subject to approval by a vote of the Company's stockholders to the extent required by applicable law or regulation.

NEW PLAN BENEFITS

It is not possible to determine how many eligible employees will participate in the Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Plan. Because participation in the Plan is optional, it is not possible to determine the benefits or amounts that would have been received under the Plan during 1999 by Named Executives, any other officers of the Company or any Director who is also a salaried employee of the Company or any of its subsidiaries. Outside Directors are not eligible to participate under the Plan.

                              STOCKHOLDER APPROVAL

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the proposal to adopt the Employee Stock Purchase Plan. The Board believes that it is in the best interests of the Company to implement a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROMOTIONS.COM EMPLOYEE STOCK PURCHASE PLAN.


                                   PROPOSAL 4
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, as independent accountants of the Company to serve for the year ending December 31, 2000, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                              STOCKHOLDER PROPOSALS

In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 29, 2000 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2001 Annual Meeting of Stockholders which is not described in the 2001 proxy statement unless the Company has received notice of such proposal on or before March 15, 2001. However, if the Company determines to change the date of the 2001 Annual Meeting of Stockholders more than 30 days from May 31, 2001, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2001 Annual Meeting of Stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                            By Order of the Board of Directors


                                            /s/ STEVEN H. KREIN

                                            Steven H. Krein
                                            Chief Executive Officer and
                                            Chairman of the Board of Directors
New York, New York
May 10, 2000

                                   APPENDIX A
                                  FORM OF PROXY

(Form of Proxy)

                              PROMOTIONS.COM, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - June 8, 2000
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Promotions.com, Inc. hereby appoints Steven H. Krein and Joseph Lamport, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Promotions.com, Inc. to be held at Windows on the World, One World Trade Center 106th floor, New York, New York, 10048 on June 8, 2000 at 9:00 a.m. (New York time).

1.    ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

      |_|  FOR nominees below                 |_|  WITHHOLD AUTHORITY
           (except as marked to the                to vote for nominees below
           contrary)

      NOMINEES:

      Daniel J. Feldman
      Arnold Greenberg

      INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name on the space provided below.

2.    APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER
      PLAN

      |_| FOR          |_| AGAINST          |_| ABSTAIN WITH RESPECT TO

      the proposal to approve an increase in the number of shares of Common Stock available under the Company's 1999 Equity Compensation Plan.

3.    APPROVAL OF ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

      |_| FOR          |_| AGAINST          |_| ABSTAIN WITH RESPECT TO
      the proposal to approve the adoption of the Promotions.com Employee Stock Purchase Plan.

4.    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      |_| FOR          |_| AGAINST          |_| ABSTAIN WITH RESPECT TO

      the proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

5. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

            UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
               PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

      Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                               ----------------------------------
                               Name(s) of Stockholder


                               ----------------------------------
                               Signature(s) of Stockholder

Dated:

                                   APPENDIX B

                              PROMOTIONS.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

            1. Purpose. The purpose of the Promotions.com, Inc. (the "Company") Employee Stock Purchase Plan (the "Plan") is to provide a convenient means for Employees of the Company and of any Subsidiary authorized to participate in the Plan (as determined by the Company) to acquire an ownership interest in the Company. The Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code.

            2. Definitions. The following terms as used in this Plan shall have the meaning specified below, unless the context clearly indicates otherwise.

                  (a) "Account" means the bookkeeping account established for an Employee to which the funds deducted or paid from the Employee's Compensation pursuant to the terms of the Plan to purchase Shares shall be credited. The funds allocated to a Participant's Account shall at all times remain the property of the Participant, but such funds may be commingled with the general assets of the Company.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

                  (d) "Company" means Promotions.com, Inc. and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

                  (e) "Compensation" means a Participant's total compensation from the Company or any participating Subsidiary.

                  (f) "Employee" means any officer or other common law employee of the Company, or any Subsidiary of the Company which participates in the Plan as authorized by the Company.

                  (g) "ESPP Broker" means a qualified stock brokerage or other financial services firm that has been designated by the Board.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended (and any rules and regulations thereunder then in effect).

                  (i) "Fair Market Value" of a Share means, as of any given date, (i) the mean between the high and low sales prices of a Share as reported on NASDAQ or the OTC bulletin board, as applicable, for that date (or if Shares were not traded on such date, the average of the closest preceding and following dates on which trades occurred), or (ii) if the Shares are not publicly traded, the fair market value of a Share as determined by the Board in good faith, using such criteria as the Board may, in its sole discretion, deem appropriate.

                  (j) "Holding Period" means the holding period that is set forth in Section 423(a) of the Code, which, as of the date that the Company adopted this Plan, is (i) the two (2) year period that begins on the first day of the applicable Purchase Period or (ii) the one (1) year period that begins on the date the applicable Shares are transferred to the Participant under the Plan, whichever end later.

                  (k) "Participant" means each (i) Employee who is eligible to, and elects to, participate in the Plan in accordance with the terms of the Plan, and (ii) any Employee or former Employee who has an Account under the Plan.

                  (l) "Plan" means the Promotions.com, Inc. Employee Stock Purchase Plan, as amended from time to time.

                  (m) "Purchase Period" means each six (6) month period ending on the last day of June and December of each year, with the first Purchase Period to begin on such date as may be established by the Board, or such other time period as may be established by the Board in its discretion. In no event shall the duration of any Purchase Period exceed twenty-seven (27) months.

                  (n) "Shares" means the shares of the Common Stock of the Company, subject to adjustment pursuant to Section 14 of the Plan.

                  (o) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            3. Shares Subject to the Plan. Subject to adjustment pursuant to
Section 14 of the Plan, the aggregate number of Shares which may be purchased under the Plan is one million (1,000,000) shares. The Shares may be authorized but unissued shares, reacquired shares, or any combination thereof.

            4. Eligibility. Subject to Section 6 of the Plan, any Employee of the Company or a participating Subsidiary as of the first day of a Purchase Period is eligible to become a Participant in the Plan during such Purchase Period.

            5. Joining the Plan.

                  (a) An eligible Employee's participation in the Plan shall be effective as of the first day of the Purchase Period following the date on which the Employee completes, signs and returns to the Board such forms as may be required to enroll in the Plan.

                  (b) Participation by any eligible Employee in the Plan is entirely voluntary.

            6. Restrictions on Participation. Notwithstanding anything herein to the contrary:

                  (a) No Participant shall be granted an option or otherwise be permitted to contribute towards the purchase of any Shares under the Plan if such Participant, immediately after such grant or contribution, would own Shares (including all Shares that may be purchased under outstanding options under the Plan) that account for five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Subsidiaries (as determined under the rules of Section 424(d)of the Code).

                  (b) No Participant shall be granted an option to purchase any Shares under the Plan that permits such Participant's rights to purchase Shares under all "employee stock purchase plans" of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 worth of such Shares (determined using the Fair Market Value of a Share at the time such option is granted) for each calendar year in which such option is outstanding at any time.

            7. Employee Contributions.

                  (a) On the first day of each Purchase Period, each Employee participating in the Plan on such date shall be granted an option to purchase a number of full shares of Common Stock (subject to adjustment as provided in Section 14) determined by dividing (a) 10% of the employee's Compensation for the six months immediately preceding the first day of the Purchase Period by (b) eighty-five percent (85%) of the Fair Market Value of a Share on the first day of the Purchase Period. To the extent an option to purchase shares of Common Stock is not exercised at the end of the Purchase Period the option shall terminate.

                  (b) Each Employee may elect prior to the first day of a Purchase Period or other enrollment deadline established by the Board (on such forms as may be required by the Board in its sole discretion) to contribute by payroll deduction of up to 10%, in whole percentages, of his or her Compensation payable during a Purchase Period (or such other amount or percentage as may be permitted by the Board in its sole discretion).

                  (c) Subject to the limits set forth in (b) above, an Employee may elect at any time (on such forms as may be required by the Board in its sole discretion) to increase or decrease his or her rate of contribution. Except as otherwise provided in the Plan, any such change shall become effective as the first day of the Purchase Period following receipt of such election by the Board (or at such other time as may be permitted by the Board in its sole discretion).

                  (d) Any contributions made by an Employee under the Plan shall be credited to the Employee's Account. No interest shall be paid on funds credited to a Participant's Account.

            8. Issuance of Shares.

                  (a) On the last trading day of each Purchase Period, the contributions credited to a Participant's Account as of that date shall be applied to the purchase of Shares through exercise of the option granted on the first day of the Purchase Period; provided that no such purchase shall be made on the Participant's behalf if so required by an event described in Section 9 below. Except as otherwise provided by the Board, only whole Shares may be purchased under the Plan.

                  (b) The per share cost for the Shares purchased pursuant to the Plan shall be 85% of the lower of (i) the Fair Market Value of a Share on the first day of the Purchase Period (the "date of the grant"), or (ii) the Fair Market Value of a Share on the last day of the Purchase Period (the "date of exercise").

                  (c) Any funds remaining in a Participant's Account after the purchase of Shares at the end of a Purchase Period shall be paid to the Participant as soon as practicable, except that if an Employee is participating in the Plan for the succeeding Purchase Period, if any, and the Employee does not notify the Company prior to the first day of the succeeding Purchase Period that any such balance should be paid to the Employee, any such balance in the Employee's Account which was not applied to the purchase of Common Stock because it was less than the purchase price of a full Share shall remain in the Employee's Account and be carried over to the succeeding Purchase Period.

                  (d) If the aggregate number of Shares that all Participants in the Plan desire to purchase in any Purchase Period exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such Participants in proportion to their contributions during the Purchase Period, provided that such allocation shall be done in a manner which complies with the requirements under Section 423 of the Code for employee stock purchase plans.

              (e) Notwithstanding any other provision herein to the contrary, the obligation to purchase, issue or deliver Shares under the Plan shall (to the extent deemed necessary or appropriate by the Company or Board) be subject to
(i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, and (ii) any other applicable law, regulation, rule or order.

              (f) Unless otherwise provided by the Board, any Shares purchased by a Participant shall be deposited into an account that is established in the Participant's name with the ESPP Broker and shall be subject to the following:

                  (i) A Participant may direct, by written notice to the Company prior to the conclusion of a Purchase Period, that the ESPP Broker account be established in the name of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

                  (ii) A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift or transfer of legal title), of Shares in the Participant's ESPP Broker account at any time, whether by sale, exchange, gift or other transfer of title. Subject to subparagraph (iii) below, in the absence of such a disposition of the Shares, all Shares must remain in the Participant's account at the ESPP Broker until the applicable Holding Period for the Shares has been satisfied. For Shares for which the Holding Period has been satisfied, a Participant may move such Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate representing the Shares be issued and delivered to the Participant.

                  (iii) A Participant who is not subject to United States
            taxation may, at any time and without regard to the applicable Holding Period, move his or her Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

            9. Termination of Contributions.

                  (a) The contributions of an Employee under the Plan shall terminate (and no further contributions shall be made on his or her behalf) as of the date on which the Employee (i) elects to revoke his or her payroll deduction contribution for a Purchase Period, (ii) ceases to be an Employee,
(iii) dies, (iv) ceases to receive Compensation for the remainder of a Purchase Period, or (v) to the extent required by law or regulation, receives a hardship distribution under tax-qualified section 401(k) plan sponsored by the Company or any affiliate. Upon ceasing contributions under the Plan, an Employee shall (if applicable) be entitled to recommence contributions in accordance with the terms of Section 5; provided that in the case of a termination under (a)(v), the terminated Participant may not do so for a period of 12 months following the date of the hardship withdrawal (or other period specified under the section 401(k) plan).

                  (b) Other than for the cessation of contributions under
Section 9(a) (ii) and (iii), Shares shall (except as provided in Section 9(c)) be purchased for the Participant in accordance with Section 8 on the last day of the Purchase Period, and payment of any funds remaining in the Account (after the purchase of Shares) shall be made to the Participant as soon as administratively feasible.

                  (c) In the case of a revocation of a payroll deduction election under Section 9(a)(i), the Participant also may elect at any time prior to the last day of the Purchase Period (under such procedures as may be established by the Board) to have any funds remaining in his or her Account paid to him or her. Such payment shall be made as soon as administratively feasible after such an election is submitted in accordance with any applicable procedures.

                  (d) In the case of a cessation of contributions under Section 9(a)(iii), any funds remaining in the Participant's Account shall be applied in accordance with Section 10(a).

                  (e) In the case of a cessation of contributions under Section 9(a)(ii), any funds remaining in the Participant's Account shall be returned to the Participant as soon as administratively feasible after the date on which the Participant terminates employment.

            10. Death of a Participant.

                  (a) Upon the death of a Participant, the contributions credited to a Participant's Account shall be retained and applied to the purchase of shares in accordance with Section 8 on the last day of the Purchase Period and the Participant's beneficiary (see Section 10(b)) shall thereafter be entitled to the Shares (and cash, if any) credited to the Participant's Account. Any distribution to a beneficiary hereunder shall be in full satisfaction of the obligations owing to the deceased Participant under the Plan. If more than one beneficiary is designated, each beneficiary shall be entitled to the portion of the Participant's Account designated by the Participant, or if no such designation is made, each beneficiary shall receive an equal portion of the Shares and proceeds.

                  (b) Each Participant may designate (on such forms as may be required by the Board) a beneficiary under the Plan. A previous designation may be changed by a Participant at any time by the submission of a new designation form to the Board prior to the Participant's death. If a Participant has not designated a beneficiary or the designated beneficiary is not living on the Participant's date of death, the Participant's beneficiary shall be his or her estate.

            11. Administration of the Plan.

                  (a) The Plan shall be administered by the Board. The Board shall have the full discretion to interpret and administer the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable from time to time. The Board may delegate any or all of its powers and duties hereunder to one or more (i) committees consisting of such members of the Board as it may designate, or (ii) Employees. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

                  (b) A majority of the Board shall constitute a quorum, and the acts of a majority of the members of the Board present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Board, shall be deemed the acts of the Board.

                  (c) Unless otherwise directed by the Board, all costs and expenses of administering the Plan shall be paid by the Company and its participating subsidiaries (as determined by the Board in its sole discretion).

            12. Amendment.

                  (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required to comply with Section 423 of the Code or any other applicable law, regulation, rule or order.

                  (b) No amendment may be made that would cause the purchase of Shares under the Plan not to qualify for exemption under Section 16 of the Exchange Act.

                  (c) Notwithstanding anything herein to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for the purchase of Shares under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any existing Accounts.

            13. Termination. The Board shall have the right to terminate or suspend operation of the Plan at any time. Upon termination, each Participant shall be entitled to payment of his or her Account balance as soon as administratively feasible after the date the Plan is terminated and Participants shall have no further rights hereunder. Unless terminated earlier by action of the Board, the Plan shall remain in effect until such time as no Shares remain available for issuance under the Plan and the Participants and their employers have no further rights or obligations (as applicable) under the Plan.

            14. Adjustments Upon Changes in Capitalization. Appropriate and proportionate adjustments shall be made in the number and class of shares subject to this Plan in the event of a share dividend, share split, reverse share split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company.

            15. Transferability of Rights. No stock options, rights or interests of a Participant under this Plan may be voluntarily or involuntarily transferred, by operation of law or otherwise, other than by will or the laws of descent and distributions, and are exercisable during the Participant's lifetime only by the Participant, and such stock options, rights and interests shall not be subject to a Participant's debts, contracts or liabilities.

            16. Participation in Other Benefit Plans. Nothing herein contained shall affect an Employee's rights to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee benefit plan or program offered by his or her employer.

            17. No Right to Continued Employment. Nothing in this Plan shall confer upon any Employee any right to continued employment with the Company or any affiliate, or interfere with or restrict in any way the rights of the Company or affiliate to discharge the Employee at any time for any reason whatsoever, with or without cause.

            18. No Shareholder Rights Conferred. Nothing contained in the Plan shall confer upon a Participant (or his or her beneficiary) any rights of a holder of Shares unless and until Shares are issued to the Participant (or his or her beneficiary).

            19. Governing Law. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware.

            20. Severability. In the event any provision of the Plan or any action taken pursuant to the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

            21. Withholding Taxes. To the extent required by applicable law or regulation, each Participant shall arrange with his or her employer for the payment of any required federal, state or local income or other tax withholding applicable to the receipt of Shares under the Plan prior to the delivery of the Shares to the Employee.

            22. Notices. Any notice or other communication required or permitted to be given pursuant to the Plan must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received on the date three days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given other than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Participants at their most recent addresses shown in the Company's records. Notice to the Board shall be sent to the Board at the Company's principal executive offices to the attention of the Chairman and Chief Executive Officer of the Company. Notice to an employer shall be sent to the employer's principal executive offices to the attention of its Chief Financial Officer.

            23. Construction. Titles and headings of sections and articles of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan. Unless the context clearly requires otherwise, the singular shall include the plural.

            24. Effective Date of Plan. The Plan shall become effective as of the date the Plan is adopted by the Board provided that the Plan is approved by the Company's stockholders on or before the date which is within 12 months of the Board's adoption of the Plan. No stock option granted under the Plan may be exercised until after such approval.